As filed with the Securities and Exchange Commission on January 18, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MarineMax, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-3496957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18167 U.S. Highway 19 North

Suite 300
Clearwater, Florida 33764
(727) 531-1700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William H. McGill, Jr.

Chairman, President, and Chief Executive Officer
18167 U.S. Highway 19 North
Suite 300
Clearwater, Florida 33764
(727) 531-1700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Robert S. Kant, Esq.
Scott K. Weiss, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	registered(1)	share(2)	price(2)	registration fee

Common Stock, par value $.001 per share	3,361,200 shares	$28.65	$96,298,380	$11,335

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. Calculated based upon the average of the high and low sales prices of the Registrant’s common stock on January 13, 2005 as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 18, 2005

Prospectus

3,361,200 shares

Common stock

We and the selling stockholder may offer and sell from time to time up to 1,500,000 and 1,861,200 shares, respectively, of our common stock at prices and on terms to be determined at or prior to the time of sale. We will not receive any proceeds from any sale of shares by the selling stockholder.

We and the selling stockholder may offer and sell shares of our common stock, in the same offering or in separate offerings, to or through underwriters, dealers, and agents or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our common stock and their compensation will be described in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “HZO.” We will make application to list any shares of common stock sold under this prospectus and any prospectus supplement on the New York Stock Exchange.

This prospectus may not be used to consummate a sale of our common stock unless accompanied by a supplement to this prospectus.

You should consider the risks that we have described in this prospectus and the prospectus supplement related to our common stock before you invest. See “Risk factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

About this prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We and the selling stockholder are offering to sell securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date on their covers, regardless of the time of delivery of this prospectus or any accompanying prospectus supplement or any sale of the securities.

i

Risk factors

Investing in our common stock involves a high degree of risk. Please see the risk factors described under the caption “Business — Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2004, which is incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.

Where you can obtain additional information

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Through our website at www.marinemax.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus. You also may read and copy any document we file with the SEC at the SEC’s public reference facility maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the shares offered hereby under the Securities Act of 1933. This prospectus does not contain all the information included in the registration statement. You may obtain the registration statement and exhibits to the registration statement as set forth above.

Forward-looking statements

This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the factors discussed under “Business — Risk Factors” in our Form 10-K for the year ended September 30, 2004. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We do not have any obligation to release updates or any changes in events, conditions, or circumstances on which any forward-looking statement is based or to conform those statements to actual results.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus the following documents:

•	Annual Report on Form 10-K for the year ended September 30, 2004.

•	Current Report on Form 8-K dated December 13, 2004.

•	Proxy Statement filed with the SEC on December 27, 2004.

•	The description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 1-14173) declared effective by the SEC on June 1, 1998.

•	All documents filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and before effectiveness of this registration statement, and after the date of this prospectus and until all of the common stock registered under this prospectus or any prospectus supplement is sold.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

MarineMax, Inc.

Attention: Corporate Secretary
18167 U.S. Highway 19 North
Suite 300
Clearwater, Florida 33764
(727) 531-1700

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

Our company

We are the largest recreational boat dealer in the United States. Through 67 retail locations in Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Maryland, Minnesota, Nevada, New Jersey, North Carolina, Ohio, South Carolina, Texas, and Utah, we sell new and used recreational boats, including pleasure boats (such as sport boats, sport cruisers, sport yachts, yachts, and mega-yachts), ski boats, and fishing boats, with a focus on premium brands in each segment. We also sell related marine products, including engines, trailers, parts, and accessories. In addition, we arrange related boat financing, insurance, and extended service contracts; provide repair and maintenance services; offer boat and yacht brokerage services; and, where available, offer slip and storage accommodations.

Our principal executive offices are located at 18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida 33764. Our telephone number at that address is (727) 531-1700.

Use of proceeds

Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of common stock offered hereby for general corporate purposes. Pending utilization of the net proceeds, we intend to use the net proceeds to repay short-term indebtedness under our credit facility. Our credit facility provides us with a line of credit with asset-based borrowing availability of up to $260 million for working capital and inventory financing, which is determined pursuant to a borrowing base formula. The credit facility accrues interest at a rate of LIBOR plus 175 to 260 basis points, which is determined in accordance with a Performance Pricing grid as defined in the credit facility and matures in December 2006, with two one-year renewal options remaining. The credit facility also permits approved-vendor floorplan borrowings of up to $20 million.

We will not receive any of the proceeds from any sale of shares of common stock hereunder by the selling stockholder.

Prospectus supplements

This prospectus provides you with a general description of the proposed offering of shares of our common stock. Each time that we or the selling stockholder sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where you can obtain additional information.”

The prospectus supplement to be attached to the front of this prospectus will describe the terms of any common stock that we or the selling stockholder offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we or the selling stockholder will receive, and the other specific terms related to that offering of common stock.

Description of capital stock

We are authorized to issue 24,000,000 shares of common stock, $.001 par value, and 1,000,000 shares of undesignated preferred stock, $.001 par value. At December 31, 2004, we had outstanding 15,846,329 shares of common stock and had reserved 2,509,385 shares of common stock for issuance with respect to options outstanding under various stock option plans. No shares of preferred stock were outstanding at that time. The following description of our capital stock is intended to be a summary and does not describe all provisions of our restated certificate of incorporation, as amended, our amended and restated bylaws, or Delaware law applicable to us. For a more thorough understanding of the terms of our capital stock, you should refer to our restated certificate of incorporation, as amended, our amended and restated bylaws, and the Rights Agreement dated August 28, 2001 between us and American Stock Transfer & Trust Company. Reference also is made to our Registration Statement on Form 8-A (Registration No. 1-14173) and Annual Report on Form 10-K for the year ended September 30, 2004.

Common stock

Holders of shares of common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor, subject to the prior dividend rights of any shares of preferred stock from time to time outstanding.

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. In the event of any liquidation, dissolution, or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any shares of preferred stock then outstanding, holders of shares of common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not entitled to pre-emptive rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

Preferred stock

Our restated certificate of incorporation, as amended, authorizes our board of directors, without any vote or action by the holders of our common stock, to issue preferred stock from time to time in one or more series. Our board of directors is authorized to determine the number of shares and to fix the designations, powers, preferences, and the relative participating, optional, or other rights of any series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations on which our securities are then quoted or listed. Depending upon the terms of preferred stock established by our board of directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon our liquidation. If any shares of preferred stock are issued with voting powers, the voting power of the outstanding common stock would be diluted.

Our board of directors has adopted a stockholders’ rights plan. Under the plan, we issued a dividend of one preferred share purchase right, or right, for each share of common stock of our company held by stockholders of record as of the close of business on September 7, 2001. Each right entitles stockholders to buy one one-thousandth of a share of Series A Junior Participating Preferred Stock of our company at an exercise price of $50.00 per share, subject to adjustment. The plan was not adopted in response to any specific takeover threat. The plan, however, was designed to assure that all of our stockholders receive fair and equal treatment in the event of any proposed takeover of our company and to guard against coercive or unfair tactics to gain control of our company without paying all stockholders a premium for that control.

Selling stockholder

The following table sets forth certain information regarding the selling stockholder’s beneficial ownership of our common stock as of the date of this prospectus. Because the selling stockholder may sell none, all, or a portion of the shares it holds pursuant to this prospectus, no meaningful estimate can be given as to the amount or percentage of shares that will be held by the selling stockholder after completion of any offering by the selling stockholder. The selling stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned by it.

	Shares beneficially
	owned		Number of
			shares registered under
Name	Number	Percent	this prospectus

BCMM Holdings, Inc.(1)	1,861,200	11.8%	1,861,200

(1) BCMM Holdings, Inc. is a wholly owned subsidiary of Brunswick Corporation. BCMM Holdings, Inc. and Brunswick Corporation maintain their principal executive offices at 1 North Field Court, Lake Forest, Illinois 60045.

Through operating subsidiaries, we are a party to various dealer agreements with Brunswick. We are the nation’s largest retailer of Sea Ray, Boston Whaler, Meridian, and Hatteras recreational boats and yachts, all of which are manufactured by Brunswick. Sales of new Brunswick boats accounted for approximately 60% of our revenue in fiscal 2004. We believe our sales represented in excess of 10% of all Brunswick marine sales, including 34% of its new Sea Ray boat sales, during our 2004 fiscal year. For a further discussion of the business relationship between Brunswick and us, see Item 1, “Business” of our Annual Report on Form 10-K for the year ended September 30, 2004.

Brunswick acquired the shares at the time of our initial public offering in 1998. Brunswick informed us that it desired to sell the shares to raise funds for general corporate purposes, including possible acquisitions. Brunswick also informed us that its desire to sell the shares is not an indication of a change in its business relationship with us. We and Brunswick are currently exploring possible ways to expand that business relationship in the future. Although we had the right to purchase the shares from Brunswick, we agreed to file the registration statement of which this prospectus forms a part to facilitate Brunswick’s sale of the shares and thereby increase the public float of our common stock.

Plan of distribution

We and the selling stockholder may sell the shares of common stock described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers,

•	directly to one or more purchasers,

•	through agents, or

•	through a combination of any of those methods of sale.

The prospectus supplement with respect to the offered shares of common stock will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents,

•	the name of the selling stockholder,

•	the number of shares being sold by us and the selling stockholder,

•	any initial public offering price,

•	the proceeds to us from such sale,

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any securities exchanges on which the shares may be listed.

We and the selling stockholder may distribute the shares from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed,

•	at prices relating to prevailing market prices at the time of sale,

•	at varying prices determined at the time of sale, or

•	at negotiated prices.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over- allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares of our common stock in the open market.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•	Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

Legal matters

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Robert S. Kant, a principal shareholder of Greenberg Traurig, P.A., has served as a director of our company since August 1998 and owns 30,436 shares of our common stock and holds options to purchase 26,000 shares of our common stock at various prices.

Experts

The consolidated financial statements of MarineMax, Inc. appearing in MarineMax, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2004, have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Part II

Information not required in prospectus

Item 14.      Other expenses of issuance and distribution

The following table sets forth the fees and expenses payable by the registrant or the selling stockholder, as the case may be, in connection with the offering described in the registration statement. All of the amounts shown are estimates except for the registration fee:

Amount
to be
paid

SEC Registration Fee	$11,335
Accountants’ Fees and Expenses	75,000
Legal Fees and Expenses	150,000
Printing and Engraving Expenses	50,000
New York Stock Exchange listing fees	1,425
Miscellaneous Fees	12,240

Total	$300,000

Item 15.      Indemnification of directors and officers

The Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

Item 16.      Exhibits

Exhibit
Number	Exhibit

1.1	Form of Underwriting Agreement*
4.1	Form of Certificate of Common Stock(1)
4.2	Rights Agreement, dated August 28, 2001 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent(2)
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

* To be filed by amendment or under subsequent Current Report on Form 8-K.

(1) Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

(2) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated September 4, 2001, as filed on September 5, 2001.

Item 17.      Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clearwater, state of Florida, on the 13th day of January, 2005.

MARINEMAX, INC.

By:	/s/ WILLIAM H. MCGILL, JR.

William H. McGill, Jr.
Chairman of the Board, President,
and Chief Executive Officer

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, William H. McGill, Jr. and Michael H. McLamb and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ WILLIAM H. MCGILL, JR. William H. McGill, Jr.	Chairman of the Board, President, Chief Executive Officer, and Director (Principal Executive Officer)	January 13, 2005

/s/ MICHAEL H. MCLAMB Michael H. McLamb	Executive Vice President, Chief Financial Officer, Secretary, and Director (Principal Financial and Accounting Officer)	January 13, 2005

Signature	Capacity	Date

/s/ ROBERT D. BASHAM Robert D. Basham	Director	January 13, 2005

/s/ HILLIARD M. EURE III Hilliard M. Eure III	Director	January 13, 2005

/s/ JOHN B. FURMAN John B. Furman	Director	January 13, 2005

/s/ ROBERT S. KANT Robert S. Kant	Director	January 13, 2005

/s/ DEAN S. WOODMAN Dean S. Woodman	Director	January 13, 2005

Exhibit index

Number	Exhibit

1.1	Form of Underwriting Agreement*
4.1	Form of Certificate of Common Stock(1)
4.2	Rights Agreement, dated August 28, 2001 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent(2)
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney of Directors and Executive Officers (included on the signature page of the Registration Statement)

* To be filed by amendment or under subsequent Current Report on Form 8-K.

(1) Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

(2) Incorporated by reference to the Registrant’s Current Report on Form 8-K dated September 4, 2001, as filed on September 5, 2001.